UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 16, 2008
IDEARC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32939	20-5095175
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261
(Address of Principal Executive Offices) (Zip Code)
(972) 453-7000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Board of Directors of Idearc Inc. (the “Company”) approved amendments to the Company’s By-laws, effective April 16, 2008. Prior to the amendments, Sections 4.01 and 4.06 of the By-laws provided that the Chairman of the Board was an officer of the Company. Under the amendments, the Chairman of the Board is no longer an officer of the Company and must be selected from among the non-management directors. The responsibilities and authority of the Chairman of the Board have been updated in Section 3.17 and throughout the Amended and Restated By-laws to reflect this change. In addition, the By-laws were amended and restated throughout to combine the positions of President and Chief Executive Officer into one office.
     The foregoing summary of the Amended and Restated By-laws is qualified in its entirety by reference to the text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.
By:	/s/ Cody Wilbanks
Cody Wilbanks
Acting Executive Vice President — General Counsel

Date: April 18, 2008